EXHIBIT 31.4

Certification of Chief Financial Officer

Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

I, William L. McMahon, certify that:

1. I have reviewed this Amendment No. 1 to Annual Report on Form 10-K of Rock Creek Pharmaceuticals, Inc. and Subsidiaries; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: April 29, 2016

/s/ William L. McMahon
William L. McMahon
Chief Financial Officer